Exhibit 99.1

FIRST INTERSTATE BANCSYSTEM, INC. Proxy for annual meeting of shareholders on may 24, 2017 solicited on Behalf of the Board of directors The undersigned hereby appoints James R. Scott and Kevin P. Riley, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock that the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of First Interstate BancSystem, Inc., to be held on Wednesday, May 24, 2017, at 4:00 p.m., Mountain Daylight Time, at the First Interstate Bank Operations Center, 1800 Sixth Avenue North, Billings, Montana 59101, and at any adjournments or postponements thereof, as follows: (continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

# FIRST INTERSTATE BANCSYSTEM, INC.

May 24, 2017

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Annual Meeting.

**GO GREEN** - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

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**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:**
The Notice of Meeting, proxy statement/prospectus and proxy card are available at http://www.astproxyportal.com/ast/40019/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033300333333433000 5          052417

**THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE PROPOSALS, "FOR" EACH OF THE DIRECTOR NOMINEES AND FOR THE OPTION OF "TWO YEARS" ON PROPOSAL 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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| | | FOR | AGAINST | ABSTAIN |
| 1. Vote on the merger agreement, dated November 17, 2016, by and between First Interstate BancSystem, Inc. and Cascade Bancorp pursuant to which Cascade will merge with and into First Interstate. | | ☐ | ☐ | ☐ |
| 2. Vote on the amended and restated articles of incorporation of First Interstate BancSystem, Inc. | | ☐ | ☐ | ☐ |
| 3. Vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. | | ☐ | ☐ | ☐ |
| 4. Election of Directors<br>Nominees | | | | |
| (1) Steven J. Corning | | ☐ | ☐ | ☐ |
| (2) Dana L. Crandall | | ☐ | ☐ | ☐ |
| (3) Charles E. Hart, M.D. | | ☐ | ☐ | ☐ |
| (4) Charles M. Heyneman | | ☐ | ☐ | ☐ |
| (5) Peter I. Wold | | ☐ | ☐ | ☐ |
| 5. Vote on a non-binding advisory resolution on executive compensation | | ☐ | ☐ | ☐ |
| | 1 year | 2 years | 3 years | ABSTAIN |
| 6. Vote on frequency of non-binding advisory resolution on executive compensation | ☐ | ☐ | ☐ | ☐ |
| | | FOR | AGAINST | ABSTAIN |
| 7. Ratification of RSM US, LLP as our independent registered public accounting firm for 2017 | | ☐ | ☐ | ☐ |
| 8. Vote on the amended and restated bylaws of First Interstate BancSystem, Inc. | | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.